EXHIBIT 32.2
STATEMENT OF CHIEF FINANCIAL OFFICER
OF HAMPSHIRE GROUP, LIMITED.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Hampshire Group, Limited (the “Company”) on Form 10-Q for the period ended September 27, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Jonathan W. Norwood, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jonathan W. Norwood Jonathan W. Norwood
Vice President and Chief Financial Officer
Hampshire Group, Limited
November 3, 2008